Exhibit 99.1

Ruby Tuesday, Inc. Appoints Sue Briley as Interim Chief Financial Officer

MARYVILLE, TN--(BUSINESS WIRE)--June 6, 2016--Ruby Tuesday, Inc. (NYSE: RT) today announced the appointment of Sue Briley, Vice President of Finance, as Interim Chief Financial Officer. Ms. Briley is an experienced finance leader with expertise in strategic planning, financial planning and analysis, capital budgeting, operations finance, and marketing analysis. She has worked in the restaurant industry for more than 20 years and has held her current position at Ruby Tuesday since July 2014.

Prior to joining Ruby Tuesday, Ms. Briley was sole proprietor of Symmetry Financial Consulting. From November 2012 to July 2013, she served as Director of Financial Planning and Analysis at Margaritaville Enterprises. Before that, Ms. Briley held several finance, accounting, and treasury positions at Darden Restaurants. These included Finance Manager from July 2005 to November 2012, when she led the sales and marketing plan, FP&A and estimate process for Darden's Specialty Restaurant Group, and Senior Financial Analyst from October 1999 to July 2005, when she was involved in operations finance, treasury, tax and purchasing analysis.

Ms. Briley earned a Bachelor of Science degree with a major in Finance at Florida Southern College and an Executive MBA from Strayer University.

“Sue’s extensive restaurant experience makes her an ideal fit to assume the CFO position on an interim basis while we search for a permanent successor. Her ability to take on these additional responsibilities is also reflective of the strong financial team we have in place which is enabling us to push forward with our brand transformation strategy,” said JJ Buettgen, Chairman of the Board, President, and Chief Executive Officer.

About Ruby Tuesday, Inc.

Ruby Tuesday, Inc. owns and franchises Ruby Tuesday brand restaurants. As of March 1, 2016, there were 729 Ruby Tuesday restaurants in 44 states, 13 foreign countries, and Guam. Of those restaurants, we owned and operated 649 Ruby Tuesday restaurants and franchised 80 Ruby Tuesday restaurants, comprised of 28 domestic and 52 international restaurants. Our corporate-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets. For more information about Ruby Tuesday, please visit www.rubytuesday.com. Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol: RT).

Forward-looking Information

This press release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements represent our expectations or beliefs concerning future events, including one or more of the following: future financial performance (including our estimates of changes in same-restaurant sales, average unit volumes, operating margins, expenses, and other items), future capital expenditures, the effect of strategic initiatives (including statements relating to cost savings initiatives and the benefits of our marketing), the opening or closing of restaurants by us or our franchisees, sales of our real estate or purchases of new real estate, future borrowings and repayments of debt, availability of financing on terms attractive to the Company, compliance with financial covenants in our debt instruments, payment of dividends, stock and bond repurchases, restaurant acquisitions and dispositions, and changes in senior management and in the Board of Directors. We caution the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause our actual results to differ materially from those included in the forward-looking statements, including, without limitation, the risks and uncertainties described in the Risk Factors included in Part I, Item A of our Annual Report on Form 10-K for the year ended June 2, 2015.

CONTACT:
Investor Relations
ICR
Melissa Calandruccio, 646-277-1273
RubyTuesdayIR@icrinc.com
or
Media Relations
ICR
Christine Beggan, 203-682-8200
RubyTuesday@icrinc.com